SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    December 7, 2005

United American Corporation
(Exact name of registrant as specified in its charter)

Florida	000-27621	95-4720231
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (514) 313-6010

1080 Beaver Hall, Suite 155 Montreal, Quebec, Canada H2Z 1S8 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On December 7, 2005, our majority-owned subsidiary OSK Capital II, Corp., through its wholly owned subsidiary, Téliphone Inc., a company duly incorporated and existing under the laws of Canada, entered into, a Customer and Asset Acquisition and Software Licensing Agreement with Iphonia Inc., a Quebec corporation and Telicom Inc., a Quebec corporation, (the “Agreement”). The Agreement requires transfer of Iphonia Inc.’s clients and services to Téliphone Inc along with the sale of various telecommunications equipment.

We guaranteed the monthly payments required by Section 4 of the Agreement and we will be liable for these monthly payments in the event that Téliphone Inc. fails to make these required payments to Iphonia Inc.

A copy of the Agreement is attached hereto as Exhibit 10.1.

SECTION 9 - Financial Statements and Exhibits

(d) Exhibits

Exhibits	Description
10.1	Customer And Asset Acquisition And Software Licensing Agreement by and between Téliphone Inc, United American Corporation, Iphonia Inc. and Telicom Inc., dated December 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United American Corporation

/s/ Simon Lamarche
Simon Lamarche
Chief Executive Officer, Chief Financial Officer & Director

Date: December 14, 2005